SEMT 2010-H1 APRIL 21, 2010

PRELIMINARY TERM SHEET
$222,378,000
(Approximate)
Sequoia Mortgage Trust 2010-H1
Mortgage Pass-Through Certificates, Series 2010-H1
RWT Holdings, Inc.
Seller and Sponsor
Sequoia Residential Funding, Inc.
Depositor
CitiMortgage, Inc.
Originator and Servicer
Wells Fargo Bank, N.A.
Trustee

The following is a preliminary Term Sheet.  All terms and statements are subject to change.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE INVESTOR RELATIONS DEPARTMENT AT 1(877) 858-5407.

This term sheet provides a very general overview of certain terms of the offered certificates.  This term sheet is not required to, and does not, contain all information that you should consider in making your investment decision or that is required to be included in the prospectus and the prospectus supplement for the offered certificates.  The information in this term sheet is preliminary and is subject to completion or change.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates.

The information in the prospectus supplement and base prospectus relating to the offered certificates, which will be conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, will supersede any information contained herein and in any prior similar materials relating to such certificates.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Important notice about information presented in any final term sheet for any class of offered certificate and the related base prospectus with respect to the offered certificates

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity.  You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that certificates may not be issued that have the characteristics described in these materials.  The underwriters’ obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuing entity does not deliver such certificates, an underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, the preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates.  We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus supplement.  You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.  The information in this term sheet supersedes any information contained in any prior materials relating to the certificates.

Neither the issuing entity of the certificates nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Citigroup Global Markets Inc.

Mortgage Trading
Eliot Rubenzahl	(212) 723-6325	eliot.i.rubenzahl@citi.com
Phil Seares	(212) 723-6325	philip.seares@citi.com
Ted Counihan	(212) 723-6325	ted.counihan@citi.com
Bryan Chao	(212) 723-6313	bryan.chao@citi.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.steinmetz@citi.com
Kira Granovskaya	(212) 723-7640	kira.granovskaya@citi.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citi.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citi.com

Mortgage Analytics
Shekhar Shah	(212) 723-5386	shekhar.shah@citi.com
Michael Lam	(212) 723-5293	michael.y.lam@citi.com

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Term Sheet

Sequoia Mortgage Trust 2010-H1
Mortgage Pass-Through Certificates, Series 2010-H1
$222,378,000 (Approximate, Subject to Final Collateral)

Class	Certificate Principal or Notional Balance(1)	WAL (Yrs) (Roll/Mat) (2)	Payment Window (Mths) (Roll/Mat) (2)	Approximate Certificate Interest Rates(3)	Final Scheduled Distribution Date	Class Type	Minimum Denomination or Percentage Interest	Expected Ratings (Moody’s)
A-1	$222,378,000	3.02/5.39	1-57/1-283	4.000% (6)	02/2040	Senior	$100,000	Aaa
A-IO(4) (8)	$222,378,000	3.02/5.39	1-57/1-283	0.545% (7)	02/2040	Notional/Senior	100%	Aaa
R(8)	$50	0.08/0.08	1-1/1-1	4.545%(5)	02/2040	Residual/Senior	100%	Aaa
LT-R(8)	$50	0.08/0.08	1-1/1-1	4.545%(5)	02/2040	Residual/Senior	100%	Aaa
B-1(8)	$5,946,000	4.31/8.53	1-54/1-187	4.545%(5)	02/2040	Subordinate	$100,000	A2
B-2(8)	$2,379,000	4.31/8.53	1-54/1-187	4.545%(5)	02/2040	Subordinate	$100,000	Baa2
B-3(8)	$4,162,000	4.31/8.53	1-54/1-187	4.545%(5)	02/2040	Subordinate	$100,000	Ba2
B-4(8)	$2,973,233	4.44/17.63	1-57/1-357	4.545%(5)	02/2040	Subordinate	$100,000	NR (9)

1)	Class sizes are subject to final collateral and rating agency approval and are subject to +/-5% variance.
2)
The WAL and Payment Windows to Roll for the Class A-1 Certificates are shown to the pricing speed of 15% CPB which assumes any outstanding principal balances on the Mortgage Loans are expected to be paid in full on the distribution date occurring in Jan 2015.  The WAL and Payment Windows to Maturity for the Class A-1 Certificates are shown at a pricing speed of 15% CPR to maturity (as described herein).

3)	Interest Rates at the Closing Date.
4)
The Class A-IO Certificates are interest only certificates; they will not be entitled to distribution of principal and will accrue interest on a notional amount equal to the Class Principal Amount of the Class A-1 Certificates immediately prior to such distribution date.

5)	The weighted average of the mortgage rates of the Mortgage Loans during the applicable period, less 0.25% in servicing fee and 0.0085% in trustee fee, the “Net WAC”.
6)
For the first 52 months, the Class A-1 Certificate Interest Rate will be equal to a fixed rate of 4.00%.  For each distribution date thereafter, the Class A-1 Certificate Interest Rate will be equal to the Net WAC for such date less 0.50%; provided however that for any distribution date during the first 52 months where the Net WAC for such date is below 4.00%, the Class A-1 Certificate Interest Rate will be equal to Net WAC.

7)
For the first 52 months, the Class A-IO Certificate Interest Rate will be equal to the Net WAC less 4.00%; thereafter, the Class A-IO Certificate Interest Rate will be equal to 0.50%; provided however that for any distribution date during the first 52 months where the Net WAC is equal or less than 4.00%, the Class A-IO Certificate Interest Rate will be equal to zero.

8)	Classes that are not offered by the underwriters.
9)	The designation "NR" means that the rating agency will not rate that class of certificates.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Depositor:	Sequoia Residential Funding, Inc.

Lead Manager:	Citigroup Global Markets Inc.

Co-Manager:	J.P. Morgan Securities Inc.

Originator and Servicer:	CitiMortgage, Inc.

Trustee:	Wells Fargo Bank, N.A.

Paying Agent, Certificate Registrar and Authenticating Agent:	Wells Fargo Bank, N.A.

Custodian:	Wells Fargo Bank, N.A.

Controlling Holder:
Any affiliate of the depositor, other than the seller, so long as that entity is the holder of the majority of the Class Principal Amount of the most subordinate class of certificates then outstanding.

Rating Agency:	Moody’s will rate the certificates. It is expected that the certificates will be assigned the credit ratings on page 4 of this Term Sheet.

Cut-off Date:	April 1, 2010

Closing Date:	On or about April 28, 2010

Distribution Dates:	The 25th day of each month or if not a business day, the next succeeding business day commencing in May 2010.

Accrual Period:
The interest accrual period (the “Accrual Period”) with respect to the Offered Certificates for each Distribution Date will be the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates:	The Class R and Class LT-R Certificates

Senior Certificates:	The Class A-1, Class A-IO, Class R and Class LT-R Certificates.

Subordinate Certificates:	The Class B-1, Class B-2, Class B-3 and B-4 Certificates.

Offered Certificates:	The Class A-1 Certificates (the “Offered Certificates”) will be offered by the underwriters.

Non-Offered Certificates:	The Class A-IO Certificates, the Residual Certificates and the Subordinate Certificates will not be offered.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

The Mortgage Loans:
The mortgage loans will consist of approximately 255 hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $237,838,333 subject to +/- 5% variance, secured by first liens on one-to two-family residential properties, condominiums, cooperative units, planned unit developments, and townhouses (the “Mortgage Loans”).  The mortgage rates on the Mortgage Loans are determined based on a Twelve-Month LIBOR index and have initial payment adjustments occurring five years after their respective first due dates.

Fees and Expenses:
Before distributions are made on the certificates, the Servicer will be paid a monthly fee calculated as 0.25% annually on the principal balances of the mortgage loans.   The Trustee will be paid a monthly fee calculated as 0.0085% annually on the principal balances of the mortgage loans.  The servicer and the trustee fees will be deducted by the Servicer and Trustee from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders.  The Trustee will be entitled to the income earned on amounts on deposit in the certificate distribution account, and will pay the Custodian’s standard fee.  The Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an annual cap of $300,000.

Structure:	Senior/Subordinate, shifting interest.

Credit Enhancement:
Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Moody’s	Bond Size	Initial Subordination
Class A-1	Aaa	93.50%	6.50%

P&I Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent that such amounts are deemed recoverable.   The Servicer will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Reimbursements for
Modified Loans:	The Servicer may be entitled to reimburse itself for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal
Amount:
For each class of certificates (other than the Class A-IO Certificates) on any distribution date, an amount equal to the aggregate Certificate Principal Amounts of the certificates  of that class immediately prior to such distribution date.

Certificate Principal
Amount:
For any certificate (other than the Class A-IO Certificates) an amount equal to its initial principal amount as of the closing date, as reduced by all amounts previously distributed on that certificate in respect of principal and the principal portion of any Realized Losses previously allocated to that certificate; provided, however, that on any distribution date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application to more senior classes of certificates. The Certificate Principal Amount of a certificate may be additionally reduced by the Certificate Writedown Amount.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Certificate Writedown
Amount:
The amount by which the total Certificate Principal Amount of all the certificates (other than the Class A-IO Certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Losses on that distribution date) exceeds the Stated Principal Balance of the mortgage loans for the distribution date.

Stated Principal Balance:
For a mortgage loan at any date of determination, the unpaid principal balance of the mortgage loan as of the most recent due date as determined by the amortization schedule for the mortgage loan at the time relating thereto (before any adjustment to that amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous servicing modification, principal prepayments and related liquidation proceeds allocable to principal and to the payment of principal due on such due date (but not unscheduled principal prepayments received on such due date) and irrespective of any delinquency in payment by the related borrower.

Senior Percentage:
(Senior %)
For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Senior Certificates (other than the Class A-IO Certificates) immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans for such distribution date.

Senior Prepayment Percentage:	For any distribution date, the following:

Distribution date occurring in the period	Senior Prepayment Percentage
May 2010-April 2017	100%.
May 2017-April 2018	the Senior % plus 70% of the Subordinate %
May 2018-April 2019	the Senior % plus 60% of the Subordinate %
May 2019-April 2020	the Senior % plus 40% of the Subordinate %
May 2020-April 2021	the Senior % plus 20% of the Subordinate %
May 2021 and thereafter	the Senior %

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

provided, however, that there will be no reduction in the Senior Prepayment Percentage unless the Step-Down Test is satisfied; and provided, further, that if on any distribution date on or after the distribution date in May 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that distribution date will again equal 100%.

Notwithstanding the above, if the Two Times Test is satisfied on any distribution date (i) before the distribution date in May 2013, the Senior Prepayment Percentage will equal the Senior Percentage for that distribution date plus 50% of the Subordinate Percentage for that distribution date and (ii) on or after the distribution date in May 2013, the Senior Prepayment Percentage will equal the Senior Percentage for that distribution date.

Subordinate Percentage:
(Subordinate %)	For any distribution date, an amount equal to the difference between 100% and the Senior Percentage on that distribution date.

Subordinate
Prepayment Percentage:	For any distribution date, the difference between 100% and the related Senior Prepayment Percentage on that distribution date.

Class Subordination
Percentage:
For any distribution date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that distribution date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates immediately before that distribution date.

Two Times Test:	As to any distribution date, the test that will be satisfied if all the following conditions are met:
(1)	the Subordinate Percentage is at least two times the Subordinate Percentage as of the closing date;
(2)	the conditions described in clauses first and second of the definition of “Step-Down Test” are satisfied.

Step-Down Test:	For any distribution date, the test that will be satisfied if both of the following conditions are met:

•
first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO property or bankruptcy status), any mortgage loan subject to a servicing modification within the 12 months prior to that distribution date and any mortgage loan 90 or more days delinquent that was purchased by the Controlling Holder within the 12 months prior to that distribution date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such distribution date (without giving effect to any payments on such distribution date) of the Subordinate Certificates, does not equal or exceed 50%; and

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

•	second, cumulative Realized Losses on the mortgage loans do not exceed:

Distribution date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
May 2017-April 2018	30%
May 2018-April 2019	35%
May 2019-April 2020	40%
May 2020-April 2021	45%
May 2021 and thereafter	50%

Realized Loss: (a)
with respect to each liquidated mortgage loan, an amount (not less than zero or more than the Stated Principal Balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the Stated Principal Balance of such liquidated mortgage loan from time to time, minus (iii) the liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b)	the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

or

(c)
with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount.

Payment Priority:	On each distribution date, the available distribution amount in respect of the mortgage loans will be distributed generally in the following order of priority:

•	first, accrued and unpaid interest to the Class A-1, Class R and Class LT-R Certificates pro rata, and then to the Class A-IO Certificates; and

•
second, sequentially, to the Class R, Class LT-R and Class A-1 Certificates, in that order, the Senior Principal Distribution amount, until their respective Class Principal Amounts have been reduced to zero; and

•
third, sequentially, to the Class B Certificates, in order of numerical priority, interest and then principal, with both interest and principal being paid to one class before any payments are made to the next class.

Interest Distribution
Amount:
On each distribution date, to the extent of the available distribution amount, each class of certificates will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding Class Principal Amount (or class notional amount, in the case of the Class A-IO Certificates) of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Net Interest Shortfall:	With respect to any distribution date, the “Net Interest Shortfall” is equal to the sum of:

(1)	Any net prepayment interest shortfalls for that distribution date; and

(2)
the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act Relief Act or similar state or local law (any such reduction, a “Relief Act Reduction”) .

Net Interest Shortfalls for any distribution date will be allocated among all classes of Senior Certificates and all classes of Subordinate Certificates proportionately based on current interest otherwise distributable on each class on such distribution date.

Unpaid Interest:
Any unpaid interest accrued on a class of certificates will be carried forward and added to the amount which holders of such certificates will be entitled to receive on the next distribution date.  Any unpaid interest amount so carried forward will not bear interest.

Senior Principal
Distribution Amount:
On each distribution date, the available distribution amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such distribution date, will be distributed as principal of the Senior Certificates (other than the Class A-IO Certificates) as described above and will equal the sum of:

(1)	the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan on the related due period, whether or not received;

(2)
the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the related mortgage loans received during the related prepayment period; and (iii) the principal portion of the purchase price of each mortgage loan purchased by the originator or seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any principal adjustment in connection with any such replaced mortgage loan included in the available distribution amount for such distribution date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 90 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for the mortgage loans paid by the party exercising its rights to terminate the trust fund;

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

(3)
with respect to each mortgage loan which became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that distribution date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)
any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior distribution dates.

If on any distribution date the allocation to the Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of the Senior Certificates below zero, the distribution to the class or classes of Senior Certificates of the related Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

In addition, if on any distribution date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 0.75% of the Stated Principal Balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for the next succeeding distribution date will include all principal collections on the mortgage loans distributable on such succeeding distribution date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate of the Class Principal Amounts of the Senior Certificates (other than the Class A-IO Certificates) is reduced to zero.

Subordinate Principal Distribution Amount:

Distributions of principal with respect to the Subordinate Certificates will be made on each distribution date sequentially to the Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its pro rata share of the Subordinate Principal Distribution Amount for that distribution date. Distributions to each such class’ share of the aggregate Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid.

The “Subordinate Principal Distribution Amount” for each distribution date is equal to the sum of:

(1)	the product of (a) the Subordinate Percentage and (b) the principal portion of each scheduled payment on each mortgage loan due during the related due period, whether or not received;

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

(2)
the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, Insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans received during the related prepayment period; and  (iii) the principal portion of the purchase price of each mortgage loan that was purchased by the originator or seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any principal adjustment in connection with any such replaced mortgage loan included in the available distribution amount for such distribution date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 90 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for mortgage loans paid by a party exercising its rights to terminate the trust fund;

(3)
with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4)
any amounts described in clauses (1) through (3) for any previous distribution date that remain unpaid.

Notwithstanding the above, with respect to each class of Subordinate Certificates other than the Class B-1 Certificates, if on any distribution date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of subordinate certificates which have a lower payment priority than that class was reduced to less than or equal to 0.75% of the Stated Principal Balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on the next succeeding distribution date will, on such succeeding distribution date, be allocated among the subordinate certificates with a higher payment priority, pro rata, based on their respective Class Principal Amounts.

If on any distribution date the aggregate of the Class Principal Amounts of the subordinate certificates was reduced to less than or equal to 0.75% of the Stated Principal Balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for the next succeeding distribution date will include all principal collections on the mortgage loans distributable on such succeeding distribution date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate of the Class Principal Amounts of the Senior Certificates is reduced to zero.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Applicable Credit
Support Percentage:
For each class of Subordinate Certificates and any distribution date, the sum of the class subordination percentage of that class and the aggregate class subordination percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.  The approximate original applicable credit support percentages for each class of the Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Credit Support Percentage
B-1	6.50%
B-2	4.00%
B-3	3.00%
B-4	1.25%

Allocation of Realized
Losses:
If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each distribution date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Senior Certificates (other than the Class A-IO Certificates). In determining whether a Realized Loss is a loss of principal or of interest, liquidation proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

The Class Principal Amount of the lowest ranking class of certificates then outstanding will also be reduced by the Certificate Writedown Amount.

Any class of certificates whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under the pooling agreement and will continue to be entitled to receive subsequent recoveries until the termination of the trust fund, but will have no voting rights

Sponsor’s Risk Retention:
The sponsor (or affiliates of the sponsor) will initially retain the following certificates: (i) all of the Non-Offered Certificates, representing 6.50% of the original principal balance of the securitization, and (ii) 5% of the original principal balance of Offered Certificates.  Following the Closing Date, the sponsor (or affiliates of the sponsor) will continue to retain these certificates until such time as regulations governing sponsor risk retention (or “skin-in-the-game”) have been finalized and become effective.  Once regulations have become effective, the sponsor (and its affiliates) may sell or transfer any portion of these retained certificates that is in excess of what is then required to be retained under applicable regulations.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Dispute Resolution:
In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by the Originator, the Originator and the Seller have agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call:
The terms of the transaction allow the Servicer to purchase all of the mortgage loans from the trust fund, thereby causing an early retirement of the certificates on any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.  If the Servicer does not exercise the clean-up call, an affiliate of the Sponsor may purchase all of the mortgage loans from the trust fund, thereby causing an early retirement of the certificates on any distribution date on which the aggregate principal balance of the mortgage loans is less than 5% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Registration:	The Offered Certificates will be issued in book-entry form through DTC.

Federal Tax Treatment:	The Offered Certificates will represent ownership of regular interests in a REMIC. The Class R Certificate will be designated as the sole class of residual interest in the REMIC.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and other retirement plans and arrangements subject to Title I of ERISA and Section 4975 of the Code. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:
The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one rating agency.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Structuring Tables

 Class A1 to Roll
Price = 100-00	10 CPB	15 CPB	20 CPB	25 CPB	30 CPB
Weighted Average Life (WAL)	3.40	3.02	2.68	2.38	2.11
Modified Duration	3.09	2.76	2.46	2.19	1.95
Principal Window	1 - 57	1 - 57	1 - 57	1 - 56	1 - 56

 Class A1 to Maturity
Price = 100-00	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR
Weighted Average Life (WAL)	7.58	5.39	4.07	3.20	2.59
Modified Duration	5.98	4.44	3.46	2.79	2.31
Principal Window	1 - 327	1 - 283	1 - 232	1 - 191	1 - 159

Assumption:
1-Year LIBOR:  0.941%

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.
		Minimum	Maximum

Scheduled Principal Balance:	$237,838,333.27
Number of Mortgage Loans:	255
Hybrid 5 Years Fixed Percentage:	100.00%
Average Scheduled Principal Balance:	$932,699.35	$299,990.00	$2,500,000.00
Weighted Average Gross Coupon:	4.803%	4.000%	6.000%
Weighted Average Seasoning:	8 months	3 months	11 months
Weighted Average Months to Next Rate Adjustment:	52 months	49 month	57 months
Weighted Average Original LTV Ratio:	56.57%	7.96%	80.00%
Weighted Average Original Combined LTV Ratio(1):	60.42%	7.96%	80.00%
Weighted Average Original Credit Score:	768	702	816
Weighted Average Debt-to-Income Ratio:	27.32%	3.23%	48.63%
Interest Only (10 Years) Loans Percentage:	73.74%
Weighted Average Gross Margin:	2.250%	2.250%	2.250%
Weighted Average Initial Periodic Rate Cap:	5.000%	5.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	2.011%	2.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	9.803%	9.000%	11.000%
Weighted Average Gross Minimum Lifetime Rate:	2.250%	2.250%	2.250%
Weighted Average Original Term:	360 months	360 months	360 months
Weighted Average Stated Remaining Term:	352 months	349 months	357 months
First Lien Percentage:	100.00%
Silent Second Percentage:	27.16%

(1)
The original combined loan-to-value was calculated using full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 58.44%.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Hybrid 5 Years Fixed	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Principal Balances of the Mortgage Loans at Origination

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
428,000.00 - 500,000.00	13	6,027,351.16	2.53	463,642.40	4.726	774	64.46	67.42
500,000.01 - 600,000.00	20	10,882,882.65	4.58	544,144.13	4.704	784	63.35	64.35
600,000.01 - 700,000.00	28	18,261,916.59	7.68	652,211.31	4.761	768	58.11	63.26
700,000.01 - 800,000.00	30	22,544,338.04	9.48	751,477.93	4.811	776	57.87	60.54
800,000.01 - 900,000.00	32	26,088,603.84	10.97	815,268.87	4.874	773	55.11	61.57
900,000.01 - 1,000,000.00	53	51,666,336.37	21.72	974,836.54	4.815	766	55.99	60.79
1,000,000.01 - 1,100,000.00	15	16,052,467.88	6.75	1,070,164.53	4.700	756	49.74	55.37
1,100,000.01 - 1,200,000.00	22	24,314,703.30	10.22	1,105,213.79	4.672	761	61.08	63.08
1,200,000.01 - 1,300,000.00	9	11,127,198.71	4.68	1,236,355.41	4.944	758	55.66	60.68
1,300,000.01 - 1,400,000.00	5	6,794,417.31	2.86	1,358,883.46	5.127	770	63.98	69.60
1,400,000.01 - 1,500,000.00	19	26,778,831.24	11.26	1,409,412.17	4.800	772	53.26	55.72
1,600,000.01 - 1,700,000.00	1	1,598,191.80	0.67	1,598,191.80	4.875	774	68.04	68.04
1,700,000.01 - 1,800,000.00	1	1,760,000.00	0.74	1,760,000.00	5.000	748	62.86	62.86
1,800,000.01 - 1,900,000.00	2	3,719,000.00	1.56	1,859,500.00	4.814	786	54.53	54.53
1,900,000.01 - 2,000,000.00	2	3,494,494.38	1.47	1,747,247.19	4.943	744	61.64	61.64
2,000,000.01 - 2,100,000.00	1	2,027,600.00	0.85	2,027,600.00	4.875	769	36.87	45.96
2,100,000.01 - 2,200,000.00	1	2,200,000.00	0.92	2,200,000.00	4.875	737	42.31	42.31
2,400,000.01 - 2,500,000.00	1	2,500,000.00	1.05	2,500,000.00	4.625	766	43.86	43.86
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The average loan balance of the mortgage loans at origination was approximately $952,280.08.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
299,990.00 - 300,000.00	1	299,990.00	0.13	299,990.00	5.000	796	45.30	45.30
400,000.01 - 500,000.00	15	6,934,507.84	2.92	462,300.52	4.705	775	61.87	65.14
500,000.01 - 600,000.00	21	11,520,630.91	4.84	548,601.47	4.693	782	62.77	64.48
600,000.01 - 700,000.00	29	19,110,484.56	8.04	658,982.23	4.778	768	58.17	62.62
700,000.01 - 800,000.00	31	23,441,567.45	9.86	756,179.60	4.854	777	58.33	61.54
800,000.01 - 900,000.00	28	24,013,003.93	10.10	857,607.28	4.839	773	56.11	62.29
900,000.01 - 1,000,000.00	54	52,703,336.37	22.16	975,987.71	4.816	766	55.99	61.13
1,000,000.01 - 1,100,000.00	18	19,299,094.79	8.11	1,072,171.93	4.653	761	52.77	57.45
1,100,000.01 - 1,200,000.00	19	21,958,432.73	9.23	1,155,706.99	4.724	759	58.39	59.57
1,200,000.01 - 1,300,000.00	9	11,290,442.75	4.75	1,254,493.64	4.903	765	56.14	61.08
1,300,000.01 - 1,400,000.00	9	12,348,987.33	5.19	1,372,109.70	4.957	775	51.49	57.85
1,400,000.01 - 1,500,000.00	12	17,618,568.43	7.41	1,468,214.04	4.827	765	58.17	59.62
1,500,000.01 - 1,600,000.00	2	3,186,315.80	1.34	1,593,157.90	4.875	767	69.02	69.02
1,700,000.01 - 1,800,000.00	1	1,760,000.00	0.74	1,760,000.00	5.000	748	62.86	62.86
1,800,000.01 - 1,900,000.00	2	3,719,000.00	1.56	1,859,500.00	4.814	786	54.53	54.53
1,900,000.01 - 2,000,000.00	1	1,906,370.38	0.80	1,906,370.38	5.000	732	54.67	54.67
2,000,000.01 - 2,100,000.00	1	2,027,600.00	0.85	2,027,600.00	4.875	769	36.87	45.96
2,100,000.01 - 2,200,000.00	1	2,200,000.00	0.92	2,200,000.00	4.875	737	42.31	42.31
2,400,000.01 - 2,500,000.00	1	2,500,000.00	1.05	2,500,000.00	4.625	766	43.86	43.86
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The average loan balance of the mortgage loans as of the cut-off date was approximately $932,699.35.

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.000 or Less	1	937,370.67	0.39	937,370.67	4.000	796	76.53	76.53
4.001 - 4.250	3	2,862,077.89	1.20	954,025.96	4.202	786	68.61	68.61
4.251 - 4.500	31	28,371,195.29	11.93	915,199.85	4.474	766	56.46	60.97
4.501 - 4.750	122	108,053,965.76	45.43	885,688.24	4.688	768	52.88	58.34
4.751 - 5.000	68	67,362,563.65	28.32	990,625.94	4.920	767	59.45	61.78
5.001 - 5.250	18	18,447,259.44	7.76	1,024,847.75	5.188	767	60.83	62.84
5.251 - 5.500	6	6,010,892.22	2.53	1,001,815.37	5.446	759	58.87	59.63
5.501 - 5.750	3	3,518,668.65	1.48	1,172,889.55	5.625	782	68.72	68.72
5.751 - 6.000	3	2,274,339.70	0.96	758,113.23	5.930	778	64.64	64.64
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.803%.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
4	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
5	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
6	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
7	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
8	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
9	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
10	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
11	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average seasoning of the mortgage loans as of the cut-off date was approximately 8 months.

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
49	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
50	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
51	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
52	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
53	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
54	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
55	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
56	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
57	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average months to next rate adjustment date of the mortgage loans as of the cut-off date was approximately 52 months.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

 Loan-To-Value Ratio of the Mortgage Loans at Origination

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7.96 - 10.00	1	526,450.70	0.22	526,450.70	4.500	804	7.96	7.96
15.01 - 20.00	3	2,710,152.66	1.14	903,384.22	4.742	757	17.36	24.13
20.01 - 25.00	7	6,659,128.54	2.80	951,304.08	4.634	760	22.96	31.56
25.01 - 30.00	11	9,870,219.74	4.15	897,292.70	4.781	766	28.22	40.11
30.01 - 35.00	6	5,307,272.04	2.23	884,545.34	4.843	764	33.20	41.45
35.01 - 40.00	15	15,477,549.99	6.51	1,031,836.67	4.871	776	37.54	46.16
40.01 - 45.00	25	26,924,506.90	11.32	1,076,980.28	4.726	760	43.21	48.98
45.01 - 50.00	17	14,161,986.61	5.95	833,058.04	4.701	774	48.34	54.06
50.01 - 55.00	23	23,711,040.43	9.97	1,030,914.80	4.739	760	52.24	57.94
55.01 - 60.00	22	21,891,289.11	9.20	995,058.60	4.831	773	57.81	61.79
60.01 - 65.00	24	21,297,670.62	8.95	887,402.94	4.832	765	63.06	65.37
65.01 - 70.00	36	36,265,587.61	15.25	1,007,377.43	4.934	766	68.18	69.25
70.01 - 75.00	29	28,035,325.38	11.79	966,735.36	4.761	774	73.80	73.80
75.01 - 80.00	36	25,000,152.94	10.51	694,448.69	4.830	775	79.05	79.05
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average original loan-to-value ratio of the mortgage loans at origination was approximately 56.57%.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Range of Original Combined Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7.96 - 10.00	1	526,450.70	0.22	526,450.70	4.500	804	7.96	7.96
15.01 - 20.00	1	888,152.66	0.37	888,152.66	4.625	780	16.26	16.26
20.01 - 25.00	5	4,470,000.00	1.88	894,000.00	4.733	764	21.58	23.93
25.01 - 30.00	6	5,273,890.36	2.22	878,981.73	4.900	772	28.87	28.87
30.01 - 35.00	5	4,972,499.96	2.09	994,499.99	4.839	765	28.55	32.77
35.01 - 40.00	8	7,082,925.79	2.98	885,365.72	4.840	776	35.74	38.10
40.01 - 45.00	19	20,800,444.70	8.75	1,094,760.25	4.785	758	41.43	43.30
45.01 - 50.00	17	16,064,290.74	6.75	944,958.28	4.681	762	41.79	47.87
50.01 - 55.00	19	20,804,173.94	8.75	1,094,956.52	4.746	768	49.16	52.65
55.01 - 60.00	18	18,705,378.14	7.86	1,039,187.67	4.816	765	53.62	57.67
60.01 - 65.00	35	30,912,555.21	13.00	883,215.86	4.785	772	56.53	63.12
65.01 - 70.00	36	36,058,536.43	15.16	1,001,626.01	4.925	768	65.08	68.24
70.01 - 75.00	42	41,198,227.89	17.32	980,910.19	4.759	767	69.00	73.51
75.01 - 80.00	43	30,080,806.75	12.65	699,553.65	4.835	775	76.32	78.96
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average combined loan-to-value ratio of the mortgage loans at origination was approximately 60.42%. The original combined loan-to-value was calculated using full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 58.44%.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
702 - 720	16	15,330,427.32	6.45	958,151.71	4.749	713	56.92	60.46
721 - 740	20	23,318,116.34	9.80	1,165,905.82	4.816	732	52.58	56.27
741 - 760	43	39,423,024.69	16.58	916,814.53	4.841	751	55.57	60.74
761 - 780	73	69,740,923.78	29.32	955,355.12	4.825	770	55.96	59.86
781 - 800	82	74,145,153.18	31.17	904,209.19	4.756	789	58.32	62.05
801 - 816	21	15,880,687.96	6.68	756,223.24	4.868	806	58.99	60.55
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average credit score of the mortgage loans at origination was approximately 768.

Documentation Type of the Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Less than One Year Income with Assets	10	8,466,681.53	3.56	846,668.15	4.664	753	58.69	66.32
One Year Income with Assets	64	55,556,926.33	23.36	868,076.97	4.784	766	57.47	61.18
One Year Income without Assets (Refinance Only)	1	498,156.68	0.21	498,156.68	4.625	778	39.23	39.23
Two Years Income with Assets	178	171,647,568.73	72.17	964,312.18	4.818	769	56.04	59.80
Two Years Income without Assets (Refinance Only)	2	1,669,000.00	0.70	834,500.00	4.673	790	75.38	75.38
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

(1) Income and employment were verified on 100.00% of the mortgage loans in the pool.

 Monthly Income of the Mortgage Borrower at Origination

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9,675.63 - 10,000.00	2	1,183,000.00	0.50	591,500.00	4.550	801	62.84	67.45
10,000.01 - 20,000.00	57	40,470,936.13	17.02	710,016.42	4.777	778	65.05	68.21
20,000.01 - 30,000.00	59	50,459,639.95	21.22	855,248.13	4.904	768	62.92	64.94
30,000.01 - 40,000.00	46	47,269,891.95	19.87	1,027,606.35	4.779	767	57.86	62.20
40,000.01 - 50,000.00	17	17,600,645.93	7.40	1,035,332.11	4.692	764	53.44	58.93
50,000.01 - 60,000.00	14	13,878,219.91	5.84	991,301.42	4.770	764	47.41	57.86
60,000.01 - 70,000.00	14	13,805,837.01	5.80	986,131.22	4.743	757	50.41	55.06
70,000.01 - 80,000.00	11	14,429,500.30	6.07	1,311,772.75	4.784	764	50.44	50.44
80,000.01 - 90,000.00	7	7,386,512.69	3.11	1,055,216.10	4.690	781	47.08	56.75
90,000.01 - 100,000.00	6	6,143,948.66	2.58	1,023,991.44	4.968	752	42.33	46.16
100,000.01 - 598,333.34	22	25,210,200.74	10.60	1,145,918.22	4.834	765	47.83	50.82
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average monthly income of the mortgage borrower at origination was approximately $53,936.57.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Debt-To-Income Ratio of the Mortgage Loans at Origination

Range of Debt-To-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.23 - 5.00	4	3,681,905.11	1.55	920,476.28	4.585	781	39.24	47.00
5.01 - 10.00	13	11,994,121.13	5.04	922,624.70	4.791	768	53.39	53.39
10.01 - 15.00	26	22,498,939.84	9.46	865,343.84	4.736	767	52.69	56.82
15.01 - 20.00	27	23,696,669.66	9.96	877,654.43	4.774	773	52.76	59.05
20.01 - 25.00	35	32,912,312.80	13.84	940,351.79	4.738	767	53.18	59.34
25.01 - 30.00	41	40,821,591.56	17.16	995,648.57	4.879	763	56.16	58.11
30.01 - 35.00	32	26,741,208.57	11.24	835,662.77	4.843	772	66.12	70.88
35.01 - 40.00	44	43,685,022.23	18.37	992,841.41	4.860	766	60.94	63.60
40.01 - 45.00	31	30,284,929.89	12.73	976,933.22	4.755	768	55.51	59.48
45.01 - 48.63	2	1,521,632.48	0.64	760,816.24	4.875	792	51.60	51.60
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average debt-to-income ratio of the mortgage loans at origination was approximately 27.32%.

Verified Assets of the Mortgage Borrower at Origination

Range of Verified Assets ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Available	3	2,167,156.68	0.91	722,385.56	4.662	787	67.07	67.07
0.01 - 50,000.00	6	4,259,888.77	1.79	709,981.46	4.751	739	55.53	55.53
50,000.01 - 100,000.00	7	6,838,680.08	2.88	976,954.30	4.839	780	54.05	58.71
100,000.01 - 150,000.00	20	17,522,820.47	7.37	876,141.02	4.785	773	60.43	63.05
150,000.01 - 200,000.00	20	16,516,419.07	6.94	825,820.95	4.851	754	62.17	64.35
200,000.01 - 250,000.00	11	8,028,930.54	3.38	729,902.78	4.765	772	67.37	71.92
250,000.01 - 300,000.00	12	10,566,012.67	4.44	880,501.06	4.819	760	55.13	60.53
300,000.01 - 350,000.00	12	9,128,671.71	3.84	760,722.64	4.824	785	65.18	67.38
350,000.01 - 400,000.00	5	4,235,012.75	1.78	847,002.55	4.724	775	67.05	67.05
400,000.01 - 450,000.00	9	7,955,458.05	3.34	883,939.78	4.788	773	57.09	65.31
450,000.01 - 500,000.00	6	5,272,400.00	2.22	878,733.33	4.857	786	61.92	70.03
500,000.01 - 550,000.00	11	11,748,807.19	4.94	1,068,073.38	4.796	772	58.94	62.69
550,000.01 - 600,000.00	9	8,308,331.23	3.49	923,147.91	4.818	760	64.99	65.80
600,000.01 - 650,000.00	8	7,351,747.05	3.09	918,968.38	4.821	752	65.66	66.74
650,000.01 - 750,000.00	16	14,782,551.05	6.22	923,909.44	4.795	770	57.39	65.16
750,000.01 - 850,000.00	8	7,608,694.53	3.20	951,086.82	4.749	777	58.06	60.08
850,000.01 - 950,000.00	7	6,830,423.76	2.87	975,774.82	4.686	771	53.46	55.77
950,000.01 - 1,050,000.00	9	9,822,372.61	4.13	1,091,374.73	4.737	766	42.85	52.69
1,050,000.01 - 9,970,841.53	76	78,893,955.06	33.17	1,038,078.36	4.825	767	51.23	54.77
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average verified assets of the mortgage borrower at origination was approximately $1,228,220.05.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Self-Employment Status of the Mortgage Borrower at Origination

Self-Employment Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	191	170,520,167.23	71.70	892,775.74	4.800	769	58.16	61.70
Self-Employed	64	67,318,166.04	28.30	1,051,846.34	4.812	764	52.52	57.16
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Interest Only Term (10 years) of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	71	62,448,278.68	26.26	879,553.22	4.824	769	61.09	62.83
120	184	175,390,054.59	73.74	953,206.82	4.796	768	54.95	59.56
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Occupancy Type of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary	247	229,838,892.39	96.64	930,521.83	4.805	769	56.83	60.80
Second Home	8	7,999,440.88	3.36	999,930.11	4.743	748	49.02	49.41
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Rate/Term Refinance	193	181,841,000.45	76.46	942,181.35	4.788	767	54.00	58.65
Purchase	52	46,159,196.98	19.41	887,676.87	4.878	772	69.41	69.84
Cash Out Refinance	10	9,838,135.84	4.14	983,813.58	4.740	770	43.65	48.88
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	144	140,087,149.61	58.90	972,827.43	4.800	768	54.35	58.94
PUD	60	53,830,877.91	22.63	897,181.30	4.768	769	58.51	62.23
Co-op	22	19,293,542.47	8.11	876,979.20	4.922	762	62.27	63.20
Condominium	21	17,854,132.46	7.51	850,196.78	4.844	773	62.51	65.45
Townhouse	7	6,122,630.82	2.57	874,661.55	4.689	773	55.86	56.34
Two to Four Family	1	650,000.00	0.27	650,000.00	4.750	706	46.43	46.43
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Geographic Concentration of the Mortgage Loans (States)

State	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	110	110,128,866.14	46.30	1,001,171.51	4.802	768	54.57	58.95
New York	41	38,712,006.20	16.28	944,195.27	4.874	762	57.57	60.71
Connecticut	15	17,359,655.96	7.30	1,157,310.40	4.748	772	45.22	49.16
Illinois	13	9,656,779.60	4.06	742,829.20	4.777	774	59.09	60.93
Massachusetts	9	8,378,125.58	3.52	930,902.84	4.790	766	61.03	66.16
Texas	12	7,811,762.81	3.28	650,980.23	4.676	763	68.23	68.23
Colorado	7	6,331,030.34	2.66	904,432.91	5.047	783	63.30	69.29
New Jersey	6	5,871,288.60	2.47	978,548.10	4.660	754	46.11	53.37
Georgia	6	4,465,368.77	1.88	744,228.13	4.845	760	64.67	68.30
Virginia	5	4,113,474.84	1.73	822,694.97	4.499	754	76.23	76.23
Washington	4	3,511,258.00	1.48	877,814.50	5.006	790	68.11	73.81
Michigan	4	3,060,365.66	1.29	765,091.42	4.810	797	53.23	53.23
Florida	3	3,021,462.79	1.27	1,007,154.26	4.989	751	58.47	58.47
North Carolina	3	2,809,644.85	1.18	936,548.28	4.450	786	70.65	71.59
District of Columbia	2	2,196,349.38	0.92	1,098,174.69	4.665	786	34.45	55.67
Arizona	3	2,117,774.82	0.89	705,924.94	5.014	766	63.28	65.85
Nevada	1	1,299,977.96	0.55	1,299,977.96	4.750	715	73.55	73.55
Maryland	2	1,198,906.11	0.50	599,453.06	4.846	769	61.40	71.41
Missouri	2	1,070,447.92	0.45	535,223.96	4.699	806	73.68	73.68
Oregon	1	833,000.00	0.35	833,000.00	5.000	780	69.42	69.42
Minnesota	1	761,141.61	0.32	761,141.61	4.750	780	70.00	70.00
Pennsylvania	1	700,000.00	0.29	700,000.00	4.750	746	66.67	66.67
Hawaii	1	699,380.50	0.29	699,380.50	4.500	763	59.20	59.20
Oklahoma	1	616,247.07	0.26	616,247.07	4.625	789	38.82	38.82
Nebraska	1	600,000.00	0.25	600,000.00	4.750	813	69.77	69.77
Kentucky	1	514,017.76	0.22	514,017.76	4.750	762	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Geographic Concentration of the Mortgage Loans (Top 10 Cities)

City	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
New York, NY	32	29,149,494.67	12.26	910,921.71	4.916	765	61.47	63.71
Saratoga, CA	11	11,011,611.77	4.63	1,001,055.62	4.891	770	51.09	55.13
Los Altos, CA	8	8,556,254.49	3.60	1,069,531.81	4.918	769	53.22	62.90
Pacific Palisades, CA	4	5,418,492.22	2.28	1,354,623.06	5.031	755	31.70	36.66
Palo Alto, CA	5	4,921,885.01	2.07	984,377.00	4.761	780	55.01	57.34
Darien, CT	2	4,400,000.00	1.85	2,200,000.00	4.733	772	47.22	47.22
Santa Monica, CA	4	3,912,523.54	1.65	978,130.89	4.852	775	44.99	50.76
Newport Beach, CA	3	3,896,499.92	1.64	1,298,833.31	4.949	771	48.16	51.01
Greenwich, CT	4	3,793,550.70	1.60	948,387.68	4.939	789	34.14	40.94
Redwood City, CA	4	3,763,800.00	1.58	940,950.00	4.802	757	64.55	73.09
Others	178	159,014,220.95	66.86	893,338.32	4.758	768	58.22	61.95
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1 Year LIBOR	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Rate Adjustment Frequency of the Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Annually	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Margin of the Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.250	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average margin of the adjustable rate mortgage loans at origination was approximately 2.250%.

Initial Periodic Cap of the Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average initial periodic cap of the adjustable rate mortgage loans at origination was approximately 5.000%.

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Subsequent Periodic Cap of the Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	254	236,986,998.57	99.64	933,019.68	4.803	768	56.48	60.35
5.000	1	851,334.70	0.36	851,334.70	5.000	797	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as at origination was approximately 2.011%.

Maximum Mortgage Rate of the Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.000 - 9.499	11	9,643,471.42	4.05	876,679.22	4.287	773	69.34	69.34
9.500 - 9.999	189	173,583,146.40	72.98	918,429.35	4.710	768	54.13	58.99
10.000 - 10.499	46	45,408,707.10	19.09	987,145.81	5.098	767	60.86	62.48
10.500 - 10.999	8	8,208,036.62	3.45	1,026,004.58	5.612	767	69.04	69.04
11.000 or Greater	1	994,971.73	0.42	994,971.73	6.000	804	58.82	58.82
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans at origination was approximately 9.803%.

Minimum Mortgage Rate of the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.250	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans at origination was approximately 2.250%.

Next Rate Adjustment Date of the Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2014	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
June 2014	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
July 2014	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
August 2014	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
September 2014	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
October 2014	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
November 2014	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
December 2014	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
January 2015	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average original term to maturity of the mortgage loans at origination was approximately 360 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
349	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
350	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
351	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
352	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
353	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
354	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
355	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
356	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
357	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 352 months.

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
CitiMortgage	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Channel of the Mortgage Loans

Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	214	201,630,615.75	84.78	942,199.14	4.744	767	56.28	60.56
Correspondent	29	23,184,594.16	9.75	799,468.76	5.086	780	60.25	61.44
Wholesale	12	13,023,123.36	5.48	1,085,260.28	5.210	767	54.43	56.48
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
CitiMortgage	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Silent Second Status of the Mortgage Loans

Silent Second Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	186	173,249,111.45	72.84	931,446.84	4.825	769	60.62	60.62
Has Silent Second	69	64,589,221.82	27.16	936,075.68	4.744	765	45.68	59.87
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Mortgage Insurance Status of the Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No PMI	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Origination Date of the Mortgage Loans

Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2009	42	34,347,985.33	14.44	817,809.17	4.778	773	58.81	61.01
June 2009	55	51,191,470.17	21.52	930,754.00	4.715	773	57.51	58.94
July 2009	71	68,077,080.34	28.62	958,832.12	4.733	764	55.47	61.97
August 2009	45	43,902,708.06	18.46	975,615.73	4.804	764	53.72	58.70
September 2009	23	22,777,036.96	9.58	990,305.95	4.981	767	55.40	58.74
October 2009	9	8,427,103.20	3.54	936,344.80	4.986	777	61.22	64.88
November 2009	7	5,704,949.21	2.40	814,992.74	5.179	765	59.72	59.72
December 2009	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Maturity Date of the Mortgage Loans

Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2039	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
June 2039	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
July 2039	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
August 2039	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
September 2039	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
October 2039	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
November 2039	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
December 2039	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
January 2040	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.

SEMT 2010-H1 APRIL 21, 2010

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

This page must be accompanied by a disclaimer.  If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
Financial Advisor immediately.